Exhibit 99.1

CANOPY GROWTH REPORTS SECOND QUARTER FISCAL 2021 FINANCIAL RESULTS

Achieved record quarterly net revenue of $135 million

Net Loss of $97 million; Adjusted EBITDA loss of $86 million, a 43% improvement versus Q2 FY20

Implementing initiatives to capture $150-$200 million of savings across our cost structure

Increased market share by 200 basis points in Canadian recreational market based on our proprietary market share tracker

Building momentum in the U.S. and establishing foundation for long-term leadership position

November 9, 2020

SMITHS FALLS, ON — Canopy Growth Corporation (“Canopy Growth” or the “Company”) (TSX:WEED, NYSE:CGC) today announced its financial results for the second quarter fiscal 2021 ended September 30, 2020.  All financial information in this press release is reported in millions of Canadian dollars, unless otherwise indicated.

“Our renewed strategy of winning consumer mindshare, along with increased agility and execution, has resulted in record net revenue for the second quarter and momentum across key areas of business,” said David Klein, CEO.  “Canopy Growth is positioned for continued growth as we establish a strong leadership position that is showcased through our vast portfolio of differentiated brands and products – including our industry leading cannabis-infused beverages.”

“We saw another quarter of improvement in our operating expense ratio while our marketing and R&D investments are being re-directed to drive sales,” added Mike Lee, CFO. “Importantly, our end-to-end review has identified cost savings opportunities in the range of $150-$200 million across cost of goods sold, general and administrative expenses, and inventory, and efforts are underway to quickly capture value.  Leveraging ongoing improvements across our business, we are accelerating our path to profitability, notably in our largest market, Canada.”

Second Quarter Fiscal 2021 Financial Summary

	Net revenue	Gross margin percentage	Net loss	Adjusted EBITDA[1]	Free cash flow[2]
Reported	$135.3	19%	$(96.6)	$(85.7)	$(190.4)
vs. Q2 2020	77%	1,400 bps	(140%)	43%	57%
[1] Adjusted EBITDA is a non-GAAP measure. See "Non-GAAP Measures".
[2] Free cash flow is a non-GAAP measure. See "Non-GAAP Measures".

Second Quarter Fiscal 2021 Corporate Financial Highlights

•

Revenues: We achieved record quarterly net revenue of $135.3 million in Q2 2021 driven by increase in Canadian recreational revenue, continued strength in Storz & Bickel (“S&B”) vaporizer sales and ThisWorks, and contribution from BioSteel, which was acquired in October 2019. Growth versus the prior year period also benefited from favorable comparison, as Q2 2020 results included a $32.7 million charge for returns, return provisions and pricing allowances primarily related to restructuring the Company’s recreational softgel & oil portfolio. Adjusting for Q2 2020 charge, net sales increased 24% versus Q2 2020.

•

Gross margin: Gross margin of 19% was up 1,400bps versus Q2 2020. Gross margin during Q2 2021 compared to Q1 2021 was impacted by an unfavorable business mix driven by lower contribution from International Medical business and continued lower production output, partially offset by lower inventory adjustment.

•

Operating expenses: Total SG&A (“SG&A”) expenses declined by 19% versus Q2 2020, driven by year-over-year reductions in Sales & Marketing and General & Administrative (“G&A”) expenses, partially offset by higher Research & Development (“R&D”) expenses. Sales & Marketing expense decline of 30% reflects lower compensation expenses resulting from corporate restructuring actions taken earlier in the year, delayed or cancelled marketing activities and reduced travel-related expenses due to the COVID-19 pandemic. G&A expenses decreased by 26%, while R&D expenses rose by 19% mainly driven by ongoing research studies that commenced after Q2 2020. Excluding Acquisition-related costs of $3.5 million, SG&A expenses declined by 20% versus Q2 2020.  Share-based Compensation expenses decreased 76% over Q2 2020.

•	Net Loss: Net loss of $96.6 million in Q2 2021, a $339.2 million wider loss versus Q2 2020, was driven by lower other income.
•	Adjusted EBITDA: Adjusted EBITDA loss was $85.7 million in Q2 2021, compared to a loss of $150.4 million in Q2 2020 driven by higher revenue and lower operating expenses.
•

Cash Position: Cash and Short-term Investments amounted to $1.722 billion at September 30, 2020, representing a decrease of $254 million from $1.976 billion at March 31, 2020 reflecting the EBITDA loss and capital investments.

Business & Operational Highlights

•	Strengthened competitive positioning in Canada recreational market:
o

Our Canada recreational market share (covering British Columbia, Ontario, Alberta, Saskatchewan, Manitoba, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland & Labrador) increased to 15.5% during Q2 2021, up 200 bps versus Q1 2021, based on our internal market share tracking tool. Notably, our market share grew by 190 bps in Ontario and 140bps in British Columbia, while it declined by 40 bps in Alberta in Q2 2021 vs Q1 2021.

o

We grew our market share in the flower category by 320bps during Q2 2021 vs. Q1 2021. Twd. continued to drive market share gains in the growing value flower segment, as market share of value flower sold in Ontario more than doubled to 13.7%.

o	Established leadership position in cannabis-infused beverage segment during Q2 2021, commanding a 54% dollar share with five Ready-to- Drink (“RTD”) THC cannabis beverages under

Tweed, Houseplant and DeepSpace brands in the Canadian recreational market. We launched Quatreau RTD CBD beverages across Canada in the current quarter. To date, over 2.0 million beverage units have been shipped since late March 2020.

o

Opened 9 retail stores in Alberta during Q2 2021, bringing the total number of stores carrying the Company’s award-winning Tweed and Tokyo Smoke retail banners in Canada to 48 (32 Corporate-owned) at the end of Q2 2021. One additional retail store opened in Alberta in October 2020.

•	Stepped up activities in the U.S. market to drive accelerated revenue growth:
o

Launched Martha Stewart branded health and wellness CBD gummies, oil and soft gels in September 2020. The launch generated significant earned media, which is already driving strong consumer demand. Martha Stewart CBD products are now expanding into brick-and-mortar stores, with a significant number of stores are expected to be added in the coming months.

o

BioSteel signed distribution agreements with leading beverage distribution companies, Reyes Beer Division and Manhattan Beer, alongside several other partnerships through Constellation Brands’ distribution network. These distribution agreements will bring BioSteel’s ready-to-drink, electrolyte-packed sports hydration beverages to consumers, covering 100% of the US market through direct-store-delivery (DSD) network by early 2021. BioSteel is currently in discussion with a number of large national accounts and expects to have products on shelf across Food/Drug/Mass as well as Convenience & Gas channel over the course of calendar year 2021.

o

Storz & Bickel (S&B) vaporizer products continued to see strong growth driven by both distribution gains and reorders from new US distributors. We have added an additional shift to keep up with demand and plan to triple production capacity by next summer.

o

This Works strengthened direct (TW.com, shopcanopy.com) and third-party ecommerce sales channels and launched StressCheck hand sanitizer in U.S. with additional product lines and expanded distribution expected in the coming months.

•

The Company and Acreage Holdings, Inc. (“Acreage”) implemented an amended arrangement between the two companies. The amended arrangement reduces the total purchase obligation for Canopy and provides flexibility to majority or total ownership of Acreage upon the occurrence (or waiver by the Company) of changes in federal laws in the United States to permit the general cultivation, distribution and possession of marijuana (as defined in the relevant legislation) or to remove the regulation of such activities from the federal laws of the United States. Companies announced initial plans for Acreage to launch THC-Infused beverages in the states of California and Illinois in the summer of 2021.

•	Continuing to assess the impact of the COVID-19 pandemic, with a focus on the health and safety of our employees, business continuity and supporting our communities.

Second Quarter Fiscal 2021 Financial and Operational Review

Revenue by Channel

(in millions of Canadian dollars, unaudited)	Q2 2021	Q2 2020	vs. Q2 2020

Canadian recreational net revenue
- Business to business[1]	$42.2	$8.8	380%
- Business to consumer	$18.7	$13.1	43%
	$60.9	$21.9	178%
Canadian medical net revenue[2]	$13.9	$13.0	7%
International medical revenue	$17.5	$18.1	(3%)
	$31.4	$31.1	1%
Cannabis net revenue	$92.3	$53.0	74%

All other revenue	$43.0	$23.6	82%
Net revenue	$135.3	$76.6	77%
[1] Reflects excise taxes of $14.2 million and other revenue adjustments of $3.8 million for Q2 2021 (Q2 2020 - $7.8 million and $32.7 million, respectively).
[2] Reflects excise taxes of $1.4 million (Q2 2020 - $1.2 million).

Revenue by Form

(in millions of Canadian dollars, unaudited)	Q2 2021	Q2 2020	vs. Q2 2020

Canadian recreational net revenue
- Dry bud[1]	$63.9	$59.0	8%
- Oils and softgels[1]	$7.0	$3.4	106%
- Cannabis 2.0 products[2]	$8.0	$-	NM
- Other revenue adjustments[3]	$(3.8)	$(32.7)	88%
- Excise taxes	$(14.2)	$(7.8)	(82%)
	$60.9	$21.9	178%
Global medical net revenue
- Dry bud	$9.0	$9.6	(6%)
- Oils and softgels	$23.1	$22.7	2%
- Cannabis 2.0 products[2]	$0.7	$-	NM
- Excise taxes	$(1.4)	$(1.2)	(17%)
	$31.4	$31.1	1%
Cannabis net revenue	$92.3	$53.0	74%

All other revenue	$43.0	$23.6	82%
Net revenue	$135.3	$76.6	77%
[1] Excludes the impact of other revenue adjustments.

[2] Cannabis 2.0 products include cannabis-infused chocolates, cannabis-infused beverages, and cannabis vape products (including power sources such as rechargeable and compact batteries, ready-to-go vape pens, and cartridges/vape pods)

[3] Other revenue adjustments represent the Company's determination of returns and pricing adjustments, and relate to the Canadian recreational business-to-business channel.

Canadian Cannabis

•

Recreational B2B net sales increased by 2% from Q2 2020, adjusting for a $32.7 million charge in Q2 2020 for returns, return provisions and pricing allowances primarily related to restructuring the Company’s softgel & oil portfolio.  Recreational B2B net sales increased by 21% compared to Q1 2021 driven by store openings across Canada and improved market share performance.

•

Recreational B2C net sales increased 43% over the comparative period due primarily to an increase in number of corporate stores and cannabis 1.0 products (dried flower, oils and soft gels) and cannabis 2.0 products driving increased foot traffic. Recreational B2C net sales essentially doubled versus Q1 2021 as store operations returned to pre-COVID level and we opened up additional stores in Alberta.

•	Canadian medical net revenue increased 7% from Q2 2020 driven primarily by higher average basket size we saw in Q2 2021.

International Cannabis

•	C3 revenue in Q2 2021 decreased 3% over Q2 2020 due to a packaging supply issue with one of the distributors, which has since been resolved.
•	Dried flower sales in Germany decreased 5% in Q2 2021 over Q2 2020 driven by slower market growth and intensifying competition in flower and extract segments.

Strategic Businesses

•

S&B vaporizer revenue in Q2 2021 increased 100% over Q2 2020, benefiting from expanded distribution in the U.S., a broader product portfolio and increased customer demand. S&B is achieving record monthly sales as the business continues to benefit from new US distributors added earlier this year as well as reorders.

•

This Works sales in Q2 2021 increased 34% over Q2 2020 due to strengthened ecommerce sales channel, sell-ins to the UK brick-and-mortar stores ahead of the holiday season and launch of new Stress Check hand sanitizer in the U.S.

•

BioSteel sales benefited from reopening of big box retailers after the pandemic, expanded retail distribution in Canada and the launch of ready-to-drink sports drinks in the U.S. Over half of BioSteel’s sales during the period came from the U.S. market.

The second quarter fiscal 2021 and second quarter fiscal 2020 financial results presented in this press release have been prepared in accordance with U.S. GAAP.

Webcast and Conference Call Information

The Company will host a conference call and audio webcast with David Klein, CEO and Mike Lee, CFO at 10:00 AM Eastern Time on November 9, 2020.

Webcast Information

A live audio webcast will be available at:

https://produceredition.webcasts.com/starthere.jsp?ei=1384068&tp_key=9317fbfde9

Replay Information

A replay will be accessible by webcast until 11:59 PM ET on February 7, 2021 at:

https://produceredition.webcasts.com/starthere.jsp?ei=1384068&tp_key=9317fbfde9

Non-GAAP Measures

Adjusted EBITDA is a non-GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. Adjusted EBITDA is calculated as the reported net (loss) income, adjusted to exclude income tax recovery (expense); other income (expense), net; loss on equity method investments; share-based compensation expense; depreciation and amortization expense; asset impairment and restructuring costs; expected credit losses on financial assets and related charges; and charges related to the flow-through of inventory step-up on business combinations, and further adjusted to remove acquisition-related costs. The Adjusted EBITDA reconciliation is presented within this news release and explained in the Company's Quarterly Report on Form 10-Q to be filed with the SEC.

Free Cash Flow is a non- GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies.  This measure is calculated as net cash provided by (used in) operating activities less purchases of and deposits on property, plant and equipment. The Free Cash Flow reconciliation is presented within this news release and explained in the Company's Quarterly Report on Form 10-Q to be filed with the SEC.

Contact:

Laura Nadeau

Media Relations

media@canopygrowth.com

Judy Hong

Vice President, Investor Relations & Competitive Intelligence

Judy.hong@canopygrowth.com

Tyler Burns

Director, Investor Relations

Tyler.burns@canopygrowth.com

About Canopy Growth Corporation

Canopy Growth (TSX:WEED, NYSE:CGC) is a world-leading diversified cannabis, hemp and cannabis device company, offering distinct brands and curated cannabis varieties in dried, oil and Softgel capsule forms, as well as medical devices through the Company’s subsidiary, Storz & Bickel GMbH & Co. KG. From product and process innovation to market execution, Canopy Growth is driven by a passion for leadership and a commitment to building a world-class cannabis company one product, site and country at a time. The Company has operations in over a dozen countries across five continents.

The Company’s medical division, Spectrum Therapeutics is proudly dedicated to educating healthcare practitioners, conducting robust clinical research, and furthering the public’s understanding of cannabis, and has devoted millions of dollars toward cutting edge, commercializable research and IP development. Spectrum Therapeutics sells a range of full-spectrum products using its colour-coded classification Spectrum system as well as single cannabinoid Dronabinol under the brand Bionorica Ethics.

The Company operates retail stores across Canada under its award-winning Tweed and Tokyo Smoke banners. Tweed is a globally recognized cannabis brand which has built a large and loyal following by focusing on quality products and meaningful customer relationships.

From our public listing on the Toronto Stock Exchange and New York Stock Exchange to our continued international expansion, pride in advancing shareholder value through leadership is engrained in all we do at Canopy Growth. Canopy Growth has established partnerships with leading sector names including cannabis icons Snoop Dogg and

Seth Rogen, breeding legends DNA Genetics and Green House Seeds, and Fortune 500 alcohol leader Constellation Brands, to name but a few. For more information visit www.canopygrowth.com.

Notice Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of applicable securities laws, which involve certain known and unknown risks and uncertainties. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and the performance of our investments. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “strategy,” “estimate,” “expect,” “project,” “projections,” “forecasts,” “plans,” “seeks,” “anticipates,” “potential,” “proposed,” “will,” “should,” “could,” “would,” “may,” “likely,” “designed to,” “foreseeable future,” “believe,” “scheduled” and other similar expressions. Our actual results or outcomes may differ materially from those anticipated. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Forward-looking statements include, but are not limited to, statements with respect to:

•

the uncertainties associated with the COVID-19 pandemic, including our ability to continue operations, the ability of our suppliers and distribution channels to continue to operate, and the use of our products by consumers, and disruptions to the global and local economies due to related stay-at-home orders, quarantine policies and restrictions on travel, trade and business operations and a reduction in discretionary consumer spending;

•

laws and regulations and any amendments thereto applicable to our business and the impact thereof, including uncertainty regarding the application of U.S. state and federal law to U.S. hemp (including CBD) products and the scope of any regulations by the U.S. Federal Drug Administration, the U.S. Federal Trade Commission, the U.S. Patent and Trademark Office, the U.S. Department of Agriculture (the “USDA”) and any state equivalent regulatory agencies over U.S. hemp (including CBD) products;

•	expectations regarding the regulation of the U.S. hemp industry in the U.S., including the promulgation of regulations for the U.S. hemp industry by the USDA;
•	expectations regarding the potential success of, and the costs and benefits associated with, our acquisitions, joint ventures, strategic alliances and equity investments;
•	the amended plan of arrangement with Acreage Holdings, Inc, including the consummation of such acquisition;
•	the grant, renewal and impact of any license or supplemental license to conduct activities with cannabis or any amendments thereof;
•	our international activities and joint venture interests, including required regulatory approvals and licensing, anticipated costs and timing, and expected impact;
•

the ability to successfully create and launch brands and further create, launch and scale cannabis-based products and U.S. hemp-derived consumer products in jurisdictions where such products are legal and that we currently operate in;

•	the benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, including CBD and other cannabinoids;
•	the anticipated benefits and impact of the investments in us (the “CBI Group Investments”) by Constellation Brands, Inc. and its affiliates (together, the “CBI Group”);
•

the potential exercise of the warrants held by the CBI Group, pre-emptive rights and/or top-up rights in connection with the CBI Group Investments, including proceeds to us that may result therefrom or the potential conversion of notes held by the CBI Group in connection with the CBI Group Investments;

•	expectations regarding the use of proceeds of equity financings, including the proceeds from the CBI Group Investments;
•

the legalization of the use of cannabis for medical or recreational in jurisdictions outside of Canada, the related timing and impact thereof and our intentions to participate in such markets, if and when such use is legalized;

•	our ability to execute on our strategy and the anticipated benefits of such strategy;

•

the ongoing impact of the legalization of additional cannabis product types and forms for recreational use in Canada, including federal, provincial, territorial and municipal regulations pertaining thereto, the related timing and impact thereof and our intentions to participate in such markets;

•

the ongoing impact of developing provincial, territorial and municipal regulations pertaining to the sale and distribution of cannabis, the related timing and impact thereof, as well as the restrictions on federally regulated cannabis producers participating in certain retail markets and our intentions to participate in such markets to the extent permissible;

•	the future performance of our business and operations;
•	our competitive advantages and business strategies;
•	the competitive conditions of the industry;
•	the expected growth in the number of customers using our products;
•	our ability or plans to identify, develop, commercialize or expand our technology and research and development initiatives in cannabinoids, or the success thereof;
•	expectations regarding revenues, expenses and anticipated cash needs;
•	expectations regarding cash flow, liquidity and sources of funding;
•	expectations regarding capital expenditures;
•	the expansion of our production and manufacturing, the costs and timing associated therewith and the receipt of applicable production and sale licenses;
•	the expected growth in our growing, production and supply chain capacities;
•	expectations regarding the resolution of litigation and other legal proceedings;
•	expectations with respect to future production costs;
•	expectations with respect to future sales and distribution channels;
•	the expected methods to be used to distribute and sell our products;
•	our future product offerings;
•	the anticipated future gross margins of our operations;
•	accounting standards and estimates;
•	expectations regarding our distribution network; and
•	expectations regarding the costs and benefits associated with our contracts and agreements with third parties, including under our third-party supply and manufacturing agreements.

Certain of the forward-looking statements contained herein concerning the industries in which we conduct our business are based on estimates prepared by us using data from publicly available governmental sources, market research, industry analysis and on assumptions based on data and knowledge of these industries, which we believe to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. The industries in which we conduct our business involve risks and uncertainties that are subject to change based on various factors, which are described further below.

The forward-looking statements contained herein are based upon certain material assumptions that were applied in drawing a conclusion or making a forecast or projection, including: (i) management’s perceptions of historical trends, current conditions and expected future developments; (ii) our ability to generate cash flow from operations; (iii) general economic, financial market, regulatory and political conditions in which we operate; (iv) the production and manufacturing capabilities and output from our facilities and our joint ventures, strategic alliances and equity investments; (v) consumer interest in our products; (vi) competition; (vii) anticipated and unanticipated costs; (viii) government regulation of our activities and products including but not limited to the areas of taxation and environmental protection; (ix) the timely receipt of any required regulatory authorizations, approvals, consents, permits and/or licenses; (x) our ability to obtain qualified staff, equipment and services in a timely and cost-efficient manner; (xi) our ability to conduct operations in a safe, efficient and effective manner; (xii) our ability to realize anticipated benefits, synergies or generate revenue, profits or value from our recent acquisitions into our existing operations; (xiii) our ability to continue to operate in light of the COVID-19 pandemic and the impact of the pandemic on demand for, and sales of, our products and our distribution channels; and (xiv) other considerations that management believes to be appropriate in the circumstances. While our management considers these assumptions to be reasonable based on information currently available to management, there is no assurance that such expectations will prove to be correct.

By their nature, forward-looking statements are subject to inherent risks and uncertainties that may be general or specific and which give rise to the possibility that expectations, forecasts, predictions, projections or conclusions will not prove to be accurate, that assumptions may not be correct and that objectives, strategic goals and priorities will not be achieved. A variety of factors, including known and unknown risks, many of which are beyond our control, could cause actual results to differ materially from the forward-looking statements in this press release and other reports we file with, or furnish to, the Securities and Exchange Commission (the “SEC”) and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf. Such factors include, without limitation, the risk that the COVID-19 pandemic may disrupt our operations and those of our suppliers and distribution channels and negatively impact the use of our products; consumer demand for cannabis and U.S. hemp products; that cost savings and any other synergies from the CBI Group Investments may not be fully realized or may take longer to realize than expected; future levels of revenues; our ability to manage disruptions in credit markets or changes to our credit rating; future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses; the success or timing of completion of ongoing or anticipated capital or maintenance projects; business strategies, growth opportunities and expected investment; the adequacy of our capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute our business plan (either within the expected timeframe or at all); the potential effects of judicial or other proceedings on our business, financial condition, results of operations and cash flows; volatility in and/or degradation of general economic, market, industry or business conditions; compliance with applicable environmental, economic, health and safety, energy and other policies and regulations and in particular health concerns with respect to vaping and the use of cannabis and U.S. hemp products in vaping devices; the anticipated effects of actions of third parties such as competitors, activist investors or federal, state, provincial, territorial or local regulatory authorities, self-regulatory organizations, plaintiffs in litigation or persons threatening litigation; changes in regulatory requirements in relation to our business and products; and the factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2020 filed with the SEC on June 1, 2020. Readers are cautioned to consider these and other factors, uncertainties and potential events carefully and not to put undue reliance on forward-looking statements.

Forward-looking statements are provided for the purposes of assisting the reader in understanding our financial performance, financial position and cash flows as of and for periods ended on certain dates and to present information about management’s current expectations and plans relating to the future, and the reader is cautioned that the forward-looking statements may not be appropriate for any other purpose. While we believe that the assumptions and expectations reflected in the forward-looking statements are reasonable based on information currently available to management, there is no assurance that such assumptions and expectations will prove to have been correct. Forward-looking statements are made as of the date they are made and are based on the beliefs, estimates, expectations and opinions of management on that date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, estimates or opinions, future events or results or otherwise or to explain any material difference between subsequent actual events and such forward-looking statements, except as required by law. The forward-looking statements contained in this press release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf are expressly qualified in their entirety by these cautionary statements.

CANOPY GROWTH CORPORATION CONDENSED INTERIM CONSOLIDATED BALANCE SHEETS (in thousands of Canadian dollars, except number of shares and per share data, unaudited)

	September 30, 2020	March 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$673,287	$1,303,176
Short-term investments	1,048,921	673,323
Restricted short-term investments	14,332	21,539
Amounts receivable, net	79,668	90,155
Inventory	398,454	391,086
Prepaid expenses and other assets	77,227	85,094
Total current assets	2,291,889	2,564,373
Equity method investments	25,663	65,843
Other financial assets	381,878	249,253
Property, plant and equipment	1,495,143	1,524,803
Intangible assets	437,344	476,366
Goodwill	1,933,476	1,954,471
Other assets	8,337	22,636
Total assets	$6,573,730	$6,857,745

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$81,064	$123,393
Other accrued expenses and liabilities	83,064	64,994
Current portion of long-term debt	13,272	16,393
Other liabilities	147,060	215,809
Total current liabilities	324,460	420,589
Long-term debt	520,424	449,022
Deferred income tax liabilities	39,569	47,113
Liability arising from Acreage Arrangement	147,000	250,000
Warrant derivative liability	221,948	322,491
Other liabilities	167,267	190,660
Total liabilities	1,420,668	1,679,875
Commitments and contingencies
Redeemable noncontrolling interest	83,900	69,750
Canopy Growth Corporation shareholders' equity:
Common shares - $nil par value; Authorized - unlimited number of shares; Issued - 372,046,111 shares and 350,112,927 shares, respectively	6,745,255	6,373,544
Additional paid-in capital	2,533,112	2,615,155
Accumulated other comprehensive income	103,306	220,899
Deficit	(4,463,798)	(4,323,236)
Total Canopy Growth Corporation shareholders' equity	4,917,875	4,886,362
Noncontrolling interests	151,287	221,758
Total shareholders' equity	5,069,162	5,108,120
Total liabilities and shareholders' equity	$6,573,730	$6,857,745

CANOPY GROWTH CORPORATION CONDENSED INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands of Canadian dollars, except number of shares and per share data, unaudited)

	Three months ended September 30,		Six months ended September 30,
	2020	2019	2020	2019
Revenue	$150,828	$85,621	$269,916	$189,012
Excise taxes	15,562	9,008	24,234	21,917
Net revenue	135,266	76,613	245,682	167,095
Cost of goods sold	109,186	72,970	213,107	145,162
Gross margin	26,080	3,643	32,575	21,933
Operating expenses:
Selling, general and administrative expenses	147,253	181,601	282,645	327,248
Share-based compensation	21,984	92,881	52,669	180,243
Expected credit losses on financial assets and related charges	94,745	-	94,745	-
Asset impairment and restructuring costs	46,363	-	59,157	-
Total operating expenses	310,345	274,482	489,216	507,491
Operating loss	(284,265)	(270,839)	(456,641)	(485,558)
Loss from equity method investments	(32,991)	(2,171)	(40,180)	(4,004)
Other income (expense), net	221,256	509,893	269,461	542,661
(Loss) income before income taxes	(96,000)	236,883	(227,360)	53,099
Income tax (expense) recovery	(552)	5,767	2,486	(4,500)
Net (loss) income	(96,552)	242,650	(224,874)	48,599
Net loss attributable to noncontrolling interests and redeemable noncontrolling interest	(64,491)	(16,268)	(84,312)	(24,450)
Net (loss) income attributable to Canopy Growth Corporation	$(32,061)	$258,918	$(140,562)	$73,049

Basic (loss) earnings per share	$(0.09)	$0.75	$(0.38)	$0.21
Basic weighted average common shares outstanding	371,520,534	347,226,921	367,663,135	346,028,903

Diluted (loss) earnings per share	$(0.09)	$0.25	$(0.38)	$0.19
Diluted weighted average common shares outstanding	371,520,534	380,323,118	367,663,135	382,765,533

CANOPY GROWTH CORPORATION CONDENSED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands of Canadian dollars, unaudited)

	Six months ended September 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(224,874)	$48,599
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property, plant and equipment	36,373	29,813
Amortization of intangible assets	29,432	15,955
Share of loss on equity method investments	40,180	4,004
Share-based compensation	52,669	180,243
Asset impairment and restructuring costs	59,157	-
Expected credit losses on financial assets and related charges	94,745	-
Income tax (recovery) expense	(2,486)	4,500
Non-cash foreign currency	(17,756)	(1,463)
Interest paid	(12,837)	(12,750)
Change in operating assets and liabilities, net of effects from purchases of businesses:
Amounts receivable	1,498	11,390
Prepaid expenses and other assets	(6,604)	(50,224)
Inventory	(23,500)	(143,229)
Accounts payable and accrued liabilities	(11,408)	10,584
Other, including non-cash fair value adjustments	(294,884)	(469,507)
Net cash used in operating activities	(280,295)	(372,085)
Cash flows from investing activities:
Purchases of and deposits on property, plant and equipment	(90,195)	(440,150)
Purchases of intangible assets	(7,604)	(9,538)
Proceeds on sale of intangible assets	18,337	-
(Purchases) redemption of short-term investments	(367,779)	388,027
Investments in equity method investments	-	(4,719)
Investments in other financial assets	(7,526)	(36,423)
Investment in Acreage Arrangement	(49,849)	(395,190)
Loan advanced to Acreage Hempco	(66,995)	-
Recovery of amounts related to construction financing	10,000	-
Payment of acquisition related liabilities	(6,394)	(21,447)
Net cash outflow on acquisition of noncontrolling interests	(125)	-
Net cash outflow on acquisition of subsidiaries	-	(416,028)
Net cash used in investing activities	(568,130)	(935,468)
Cash flows from financing activities:
Payment of share issue costs	(677)	(129)
Proceeds from issuance of shares by Canopy Rivers	92	156
Proceeds from exercise of stock options	10,756	36,023
Proceeds from exercise of warrants	244,990	446
Issuance of long-term debt	1,564	5,278
Repayment of long-term debt	(5,920)	(104,282)
Net cash provided by (used in) financing activities	250,805	(62,508)
Effect of exchange rate changes on cash and cash equivalents	(32,269)	(8,305)
Net decrease in cash and cash equivalents	(629,889)	(1,378,366)
Cash and cash equivalents, beginning of period	1,303,176	2,480,830
Cash and cash equivalents, end of period	$673,287	$1,102,464

Adjusted EBITDA[1] Reconciliation (Non-GAAP Measure)
	Three months ended September 30,
(in thousands of Canadian dollars, unaudited)	2020	2019
Net (loss) income	$(96,552)	$242,650
Income tax expense (recovery)	552	(5,767)
Other (income) expense, net	(221,256)	(509,893)
Loss on equity method investments	32,991	2,171
Share-based compensation[2]	21,984	92,881
Acquisition-related costs	3,472	2,562
Depreciation and amortization[2]	31,758	25,016
Asset impairment and restructuring costs	46,363	-
Expected credit losses on financial assets and related charges	94,745	-
Charges related to the flow-through of inventory step-up on business combinations	281	-
Adjusted EBITDA[1]	$(85,662)	$(150,380)

[1]Adjusted EBITDA is a non-GAAP measure. See "Non-GAAP Measures".
[2] From Condensed Interim Consolidated Statements of Cash Flows.

Free Cash Flow Reconciliation[1]
	Three months ended September 30,
(in thousands of Canadian dollars, unaudited)	2020	2019
Net cash used in operating activities	$(161,749)	$(213,795)
Purchases of and deposits on property, plant and equipment	(28,648)	(228,326)
Free cash flow[1]	$(190,397)	$(442,121)

[1]Free cash flow is a non-GAAP measure. See "Non-GAAP Measures".